Exhibit 3.1

Filed
In the Office of the Secretary of  State
of the State of California
July 17, 1996

ARTICLES OF INCORPORATION
OF
SIMULATIONS PLUS, INC.

ARTICLE 1.

NAME.	The name of the corporation is: Simulations Plus, Inc.

ARTICLE 2.

PURPOSE. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE 3.

AGENT. The name and address in this state of this corporation's initial agent for of process are as follows:

Walter S. Woltosz
40015 Sierra Highway
Building B-145
Palmdale, California 93550

ARTICLE 4.

SHARE STRUCTURE. There shall be one class of shares, designated "common" with a par value of $.001 per share. The total number of shares authorized is:

20,000,000

ARTICLE 5.

LIABILITY OF DIRECTORS. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE 6.

INDEMNIFICATION. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaws and provisions or through agreement with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, as the same may be amended or replaced from time to time, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code, as the same may be amended or replaced from time to time.

Dated: July 11, 1996	/s/ Walter S. Woltosz Walter S. Woltosz Incorporator

I declare that I am the person who executed the above Articles of Incorporation, instrument is my act and deed.

/s/ Walter S. Woltosz Walter S. Woltosz

Filed
In the Office of the Secretary of State
of the State of California
June 23, 1999

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
SIMULATIONS PLUS, INC.
a California Corporation

Walter S. Woltosz and Virginia E. Woltosz certify that:

1.	They are the duly elected President and Secretary, respectively, of Simulations Plus, Inc., a California Corporation.

2.
Article 4 of the Articles of Incorporation of this Corporation is amended to delete the paragraph that now reads "[T]here shall be one class of shares designated "common" with a par value of $.001 per share. The total number of shares authorized is: 20,000,000" to read as follows:

"A.         The aggregate number of shares which the Corporation shall have authority to issue is thirty million (30,000,000) shares, consisting of twenty million (20,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

B.           The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of California to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i).           The number of shares constituting that series and the distinctive designation of that series;

(ii).          The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, whether dividends shall be payable in cash or in kind, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii).          Whether that series shall have voting rights, in addition to the voting rights provided by law, and. if so, the terms of such voting rights;

(iv).          Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v).          Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi).          Whether that series shall have a sinking fund for the redemption or purchase of shares of series, and, if so, the terms and amount of such sinking fund;

(vii).         The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up, or merger, consolidation, distribution or sale of assets of the Corporation, and the relative right of priority, if any, of payment of shares of that series; and

(viii).        Any other relative rights, preferences and limitations of that series Shares of Preferred Stock may be authorized and issued, in aggregate amounts not exceeding the total number of shares of Preferred Stock authorized by the Articles of Incorporation, from time to time as the Board of Directors of the Corporation shall determine and for such consideration as shall be fixed by the Board of Directors."

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors pursuant to Section 902 of the Corporations Code.

4.
The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The Corporation has one class of shares issued and outstanding that is entitled to vote. The total number of outstanding shares of the Corporation entitled to vote with respect to the foregoing amendment was 3,383,533 shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required in that the affirmative vote of a majority of the outstanding shares was required for the approval of the amendment and the amendment was approved by the affirmative vote of more than 50% of the outstanding voting shares.

We further dedare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date: June 18, 1999

/s/ Walter S. Woltosz Name: Walter S. Woltosz Title: President /s/ Virginia E. Woltosz Name Virginia E. Woltosz Title: Secretary

Endorsed - Filed
In the Office of the Secretary of State
of the State of California
June 23, 2008

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION

The undersigned certify that:

1.     They are the president and the secretary, respectively, of Simulations Plus, Inc., a California corporation.

2.     Article 4A of the Articles of Incorporation of this corporation is amended to read as follows:

4A. The aggregate number of shares which the Corporation shall have authority to issue is sixty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

No preferred stock has been issued.

The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporation Code. The total number of outstanding shares of the corporation is 16,061,400. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

The foregoing amendment of Articles of Incorporation has been approved by the Board of Directors of Simulations Plus, Inc.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

July 18, 2008

/s/ Walter S. Woltosz Walter S. Woltosz, President /s/ Virginia E. Woltosz Virginia E. Woltosz, Secretary